                                                                  Exhibit 3.8(b)

                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                            LESLIE RESOURCES, INC.



     I certify that the following Amended and Restated Bylaws, consisting of four pages, each of which I have initialed for identification, are the Bylaws adopted by the Board of Directors of LESLIE RESOURCES, INC. (the "Corporation") by a Written Action by Shareholder in Lieu of Meeting, dated January 15, 1998.


                                    /s/John Lynch
                                    ----------------------------------------
                                    John Lynch, Secretary

                          AMENDED AND RESTATED BYLAWS

                                      OF

                            LESLIE RESOURCES, INC.


                                   SECTION 1

                           Meetings of Shareholders
                           ------------------------

     1.1 The annual meeting of the shareholders of the Corporation shall be held at the time and date to be set by the Board of Directors of the Corporation.

     1.2 The annual meeting of the shareholders shall be held at a place designated by the Board of Directors or, if the Board of Directors does not designate a place, then at a place designated by the Secretary or, if the Secretary does not designate a place, at the Corporation's principal business office.

     1.3 Special meetings of the shareholders shall be held at a place designated by the Board of Directors if the special meeting is called by the Board of Directors. If the special meeting is not called by the Board of Directors, the meeting shall be held at the Corporation's principal business office.

                                   SECTION 2
                              Board of Directors
                              ------------------

     2.1 The exact number of directors may be fixed, increased or decreased from time to time by a resolution adopted by the vote of the shareholders who
(i) are present in person or by proxy at a meeting held to elect directors and
(ii) have a majority of the voting power of the shares represented at such meeting and entitled to vote in the election.

     2.2 Meetings of the Board of Directors may be called by the President or by any director.

     2.3 Unless waived as permitted by the Kentucky Business Corporation Act, notice of the time, place and purpose of each meeting of the directors shall be either (i) telephoned or personally delivered to each director at least forty-eight hours before the time of the meeting or (ii) mailed to each director at his last known address at least ninety-six hours before the time of the meeting.

                                   SECTION 3

                                   Officers
                                   --------

     3.1 The Corporation shall have a President, a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. The Corporation may also have such assistant officers as the Board of Directors may deem necessary, all of whom shall be elected by the Board of Directors or chosen by an officer or officers designated by it.

     3.2  The President shall

          (a) Have general charge and authority over the business of the Corporation subject to the direction of the Board of Directors,

          (b) Have authority to preside at all meetings of the shareholders and of the Board of Directors,

          (c) Have authority acting alone, except as otherwise directed by the Board of Directors, to sign and deliver any document on behalf of the Corporation, and

          (d) Have such other powers and duties as the Board of Directors may assign to him.

     3.3  The Secretary shall

          (a) Issue notices of all meetings for which notice is required to be given,

          (b) Keep the minutes of all meetings and have charge of the corporate record books, and

          (c) Have such other duties and powers as the Board of Directors or the President may assign to him.

     3.4  The Treasurer shall

          (a) Have the custody of all funds and securities of the Corporation,

          (b) Keep adequate and correct accounts of the Corporation's affairs and transactions, and

          (c) Have such other duties and powers as the Board of Directors or the President may assign to him.

     3.5 Other officers and agents of the Corporation shall have such authority and perform such duties in the management of the Corporation as the Board of Directors or the President may assign to them.

                                   SECTION 4

                           Certificates and Transfer
                           -------------------------

     4.1 Shares of the Corporation shall be represented by certificates in such form as shall from time to time be prescribed by the President.

     4.2 Transfer of shares shall be made only on the stock transfer books of the Corporation.

                                   SECTION 5

                                  Amendments
                                  ----------

     These bylaws may be altered, amended, repealed or restated by a majority of the directors of the Corporation.


                                  Prepared by
                          BROWN, TODD & HEYBURN PLLC
                        2700 Lexington Financial Center
                           Lexington, Kentucky 40507

                             AMENDED AND RESTATED
                                    BYLAWS
                                      OF
                            LESLIE RESOURCES, INC.


                                   ARTICLE I

     The registered or statutory office of the Corporation is at 1021 Tori Drive, Hazard, Kentucky 41701. The registered agent of the corporation at such office is Greg Wells.

                                  ARTICLE II
                            SHAREHOLDERS' MEETINGS
                            ----------------------

     The annual meeting of shareholders shall be held at the corporation's office in Hazard, Kentucky. Annual meetings shall be held at 1:00 p.m. on May 1 of each year, unless a holiday, and then on the next business day.

                                  ARTICLE III
                                   DIRECTORS
                                   ---------

     (A) The number of directors shall be not less than one nor more than five.

     (B) A regular meeting of the board of directors shall be held without notice immediately following the annual meeting of shareholders and at the same place.

                                  ARTICLE IV
                                    OFFICER
                                    -------

     (A) The officers of the corporation shall be a president, a secretary, and such other officers as may be appointed by the board of directors, who shall be elected at the regular meeting of the board of directors held after the annual meeting, of shareholders for a term to be specified by the Board, and who shall hold office only so long as they are satisfactory to the board of directors.

     (B) The president shall be the principal executive officer of the corporation to put into effect the decisions of the board of directors. Subject to such decisions, he or she shall supervise and control the business and affairs of the corporation. The president shall preside at meetings of the shareholders and directors and shall also sign stock certificates on behalf of the corporation.

     (C) Subject to any specific assignments of duties made by the board of directors, the vice president, secretary, and any other officers shall act under the direction of the president. The vice president (if any) shall perform the duties of the president when the president is absent or unable to act. The secretary shall prepare and keep minutes of the meetings of the shareholders and the directors and shall have general charge of the stock records of the corporation. The secretary shall also sign stock certificates on behalf of the corporation. The treasurer (if any) shall have custody of the funds of the corporation and keep its financial records, all of which duties shall be performed by the president if there is no treasurer appointed by the board of directors.


                                   ARTICLE V
                                 MISCELLANEOUS
                                 -------------

     The board of directors may authorize any officer or agent to enter into any contract or to execute any instrument for the corporation. Such authority may be general or be confined to specific instances.

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